CORPORATE RESOLUTION OF THE BOARD OF DIRECTORS

OF

Simlatus Corporation

We, the undersigned, do hereby certify that at a meeting of the Board of Directors (the “Board”) of Simlatus Corporation, a corporation incorporated under the laws of the State of Nevada (the “Corporation”), duly held on October 23, 2018, at which said meeting no less than a majority of the directors were present and voting throughout, the following resolution, upon motions made, seconded and carried, was duly adopted and is now in full force and effect:

WHEREAS, the Board of Directors have authorized that the Company file a Form 8(k) and Press Release on October 24, 2018 regarding the Memorandum of Understanding with Satel Group Inc., (see attached).

NOW, THEREFORE, BE IT:

RESOLVED, the of Directors have authorized that the Company file a Form 8(k) and Press Release on October 24, 2018 regarding the Memorandum of Understanding with Satel Group Inc.

RESOLVED, that any executive officer of the Corporation be, and hereby is, authorized, empowered and directed, from time to time, to take such additional action and to execute, certify and deliver to the transfer agent of the Corporation, as any appropriate and/or proper way to implement the provisions of the foregoing resolutions:

The undersigned, do hereby certify that we are members of the Board; that the attached is a true and correct copy of resolutions duly adopted and ratified at a meeting of the Board duly convened and held in accordance with its by-laws and the laws of the Corporation’s state of incorporation, as transcribed by us from the minutes; and that the same have not in any way been modified, repealed or rescinded and are in full force and effect.

IN WITNESS WHEREOF, we have hereunto set our hands as Members of the Board of Directors of the Corporation.

10/23/2018
Robert Stillwuagh, Chairman	Date

10/23/2018
Mike Schatz, Director	Date